Exhibit 99.2

Transcript of Portion of June 10, 2003 Conference Call Discussing Certain Non-GAAP Financial Measures

Peter J. DiCorti (CFO):

“End user revenue was 47 percent of total revenue, up significantly from 31 percent in the prior year.  Indirect revenue, which consists of Unify’s ISV, solutions integrator and distributor channels, accounted for 53 percent of total revenue, compared to 69 percent of total revenue for fiscal 2002.”